    As filed with the Securities and Exchange Commission on March 26, 1998
                                                             Reg. No. 333-______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  -----------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------

             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
            (Exact Name of Registrant as Specified in its Charter)
         Maryland                                   95-4648345
(State of Incorporation)                (I.R.S. Employer Identification No.)

                             11601 Wilshire Blvd.
                                  Suite 2080
                         Los Angeles, California 90025
             (Address and Zip Code of Principal Executive Offices)
                                 ------------
             Imperial Credit Commercial Mortgage Investment Corp.
                            1997 Stock Option Plan
                           (Full Title of the Plan)
                                 ------------
                                Mark S. Karlan
                     President and Chief Executive Officer
             Imperial Credit Commercial Mortgage Investment Corp.
                       11601 Wilshire Blvd., Suite 2080
                         Los Angeles, California 90025
                                (310) 231-1280
          (Name, Address, and Telephone Number of Agent For Service)
                                 ------------
                        CALCULATION OF REGISTRATION FEE

=========================================================================================================

   TITLE OF SECURITIES            AMOUNT           PROPOSED            PROPOSED             AMOUNT OF
     TO BE REGISTERED             TO BE            MAXIMUM             MAXIMUM          REGISTRATION FEE
                                REGISTERED         OFFERING PRICE     AGGREGATE
                                                PER SHARE (1)     OFFERING PRICE (1)
---------------------------------------------------------------------------------------------------------
Common Stock, par value
$.0001 per share             5,808,750 shares       $15.13           $87,886,388             $25,927

=========================================================================================================

(1) Calculated pursuant to Rules 457(h)(1) and Rule 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the Nasdaq Stock Market on March 24, 1998. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE


    As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by Imperial Credit Commercial Mortgage Investment Corp. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

  (a) The final prospectus dated October 16, 1997, (the "Prospectus") forming a part of the Company's Registration Statement on Form S-11 (Reg. No. 333-32683) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), declared effective by the Commission on October 16, 1997.

  (b) The Company's quarterly report on Form 10-Q for the quarter ended September 30, 1997 filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (c) The Company's Current Report on Form 8-K dated January 6, 1998 filed with the Commission under the Exchange Act.

  (d) The Company's Current Report on Form 8-K dated February 10, 1998 filed with the Commission under the Exchange Act.

  (e) The Company's Current Report on Form 8-K dated March 24, 1998 filed with the Commission under the Exchange Act.

  (f) The description of the Company's Common Stock under the caption "Description of Securities to be Registered" in the Company's Registration Statement on Form 8-A under the Exchange Act, which became effective on October 16, 1997.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
                         ------------------------------

  The financial statements incorporated in this Registration Statement by reference from the Company's Registration Statement have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


ITEM 4: DESCRIPTION OF SECURITIES

  Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

  Not applicable.


ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Charter limits the liability of its directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

  The Charter and Bylaws require the Company to indemnify and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to its present and former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. Indemnification is limited to court ordered reimbursement for expenses; however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

  The Company carries an insurance policy providing directors' and officers' liability insurance for any liability of its directors or officers or the directors or officers of any of its subsidiaries may incur in their capacities as such.

  The Company has agreed to indemnify Imperial Credit Commercial Asset Management Corporation, a California corporation (the "Manager"), and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its officers or directors otherwise is accountable or liable for the debts or obligations of the Company or its affiliates. In addition, the Manager and its officers and directors will not be liable to the Company, and the Company has agreed to indemnify the Manager and its officers and directors for acts performed pursuant to the Management Agreement dated October 22, 1997 between the Company and the Manager (the "Management Agreement"), except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement.

  The Underwriting Agreement dated October 16, 1997 among the Company and Friedman, Billings, Ramsey & Co., Inc. and Jefferies & Company, Inc., as representatives of the several underwriters in the company's initial public offering of common stock (the "Underwriters") provided for reciprocal indemnifications by the Underwriters of the Company and its directors, officers and controlling persons, and by the Company of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

  Not applicable.

ITEM 8:  EXHIBITS

 4.1   Charter of the Company (Exhibit 3.1 to the Registration Statement)*/
 4.2   By-Laws of the Company (Exhibit 3.2 to the Registration Statement)*/
 4.3   Specimen Certificate of the Company's Common Stock (Exhibit 4.1 to the
       Registration Statement)*/
 5.1   Opinion of Piper & Marbury L.L.P
23.1   Consent of Piper & Marbury L.L.P (included in Exhibit 5.1)
23.2   Consent of KPMG Peat Marwick LLP
24.1   Powers of Attorney

___________________

*/      Incorporated by reference.
-

ITEM 9.  UNDERTAKINGS

(a)  Rule 415 Offering.  The Company hereby undertakes:
     -----------------

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.
     ---------------------------------------------------------------

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Form S-8 Registration Statement.
     -------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 24, 1998.

                                 IMPERIAL CREDIT COMMERCIAL MORTGAGE
                                 INVESTMENT CORP.

                                 By: /s/ Mark S. Karlan
                                     --------------------------
                                     Mark S. Karlan
                                     President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                         Date
               ---------                                     -----                         ----
/s/ Mark S. Karlan                             President and Chief Executive          March 24, 1998
----------------------------------------       Officer (Principal Executive
Mark S. Karlan                                 Officer)


/s/ Michael Meltzer                            Chief Financial Officer (Principal     March 24, 1998
----------------------------------------       Financial Officer and Principal
Michael Meltzer                                Accounting Officer)

               *                               Director, Chairman of the Board        March 24, 1998
----------------------------------------       of Directors
H. Wayne Snavely

               *                               Director, Vice Chairman of the         March 24, 1998
----------------------------------------       Board of Directors
Kevin E. Villani

               *                               Director                               March 24, 1998
----------------------------------------
Patric H. Hendershott

               *                               Director                               March 24, 1998
----------------------------------------
Joseph A. Jaconi, Jr.

               *                               Director                               March 24, 1998
----------------------------------------
Louis H. Masotti

               *                               Director                               March 24, 1998
----------------------------------------
Kenneth A. Munkacy


*/  By:  /s/ Mark S. Karlan
         -------------------
         (Mark S. Karlan,
         Attorney-in-Fact)

                               INDEX TO EXHIBITS
                               -----------------


Exhibit                                                                    Sequentially
Number                        Description of Exhibit                       Numbered Page
-------                       ----------------------                       -------------
    4.1   Charter of the Company (Exhibit 3.1 to the Registration
          Statement)*/
    4.2   By-Laws of the Company (Exhibit 3.2 to the Registration
          Statement)*/
    4.3   Specimen Certificate of the Company's Common Stock (Exhibit
          4.1 to the Registration Statement)*/
    5.1   Opinion of Piper & Marbury L.L.P.
   23.1   Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1)
   23.2   Consent of KPMG Peat Marwick LLP
   24.1   Powers of Attorney

-------------------------
*/      Incorporated by reference.
-----